Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-31754 and 33-57306 of Crown Resources Corporation on Form S-8 of our report dated March 1, 2006, appearing in this Annual Report on Form 10-K of Crown Resources Corporation for the year ended December 31, 2005.

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 24, 2006